Exhibit 10.9

Burlington Coat Factory Holdings, Inc.
2006 Management Incentive Plan

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH HEREIN AND IN THE STOCKHOLDERS AGREEMENT AMONG BURLINGTON COAT FACTORY HOLDINGS, INC. AND CERTAIN INVESTORS AND MANAGERS, DATED AS OF APRIL 13, 2006 (THE “STOCKHOLDERS AGREEMENT”).  THIS OPTION AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION CONSTITUTE “MANAGEMENT SHARES” AS DEFINED THEREIN.

Burlington Coat Factory Holdings, Inc.
Amendment To Non-Qualified Stock Option Agreement

This amendment (“Amendment”) amends a stock option granted pursuant to a Non-Qualified Stock Option Agreement (the “Original Agreement”) dated ________________, 200_ (the “Original Grant Date”) granted by Burlington Coat Factory Holdings, Inc., a Delaware corporation (the “Company”), to the undersigned (the “Employee”), pursuant to, and subject to the terms of the Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan (the “Plan”), which is incorporated herein by reference and of which the Employee hereby acknowledges receipt.  The date of this Amendment is ____________ __, 2009 (the “New Grant Date”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement or in the Plan, as the case may be.

1. Re-Pricing of Tranche 1.  This certificate evidences the agreement between the Company and the undersigned Employee that the exercise price of the Tranche 1 Options under the Original Agreement is hereby modified to be $90 per Unit.  Except as herein modified, all other terms and conditions of the Tranche 1 Options shall remain the same as in effect in the Original Agreement immediately prior to the date of this Amendment including, without limitation, the vesting thereof which shall be unaffected hereby.  Any previously vested Tranche 1 Options shall remain vested, and any remaining unvested Tranche 1 Options shall continue to vest pursuant to the original vesting schedule which commenced as of the Original Grant Date.

2. Exchange of Options.  This certificate evidences the agreement between the Company and the undersigned Employee on the New Grant Date to cancel Tranche 3 of the Options granted to the Employee under the Original Agreement, in exchange for the New Tranche 3 Options (defined below) granted as of the New Grant Date to the Employee to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, the following Units as set forth below.

(a)	[«newTranche3»] Units at $90 per Unit (the “New Tranche 3 Options” and together with the Tranche 1 Options and Tranche 2 Options under the Original Agreement, the “Options”).

Each “Unit” consists of 9 shares of Class A Common Stock of the Company, par value $.001 per share, and 1 share of Class L Common Stock of the Company, par value $.001 per share, subject to adjustment as provided in the Plan.  The Option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

3. Vesting and Exercisability.

(a)	Vesting of Units. Except as otherwise specifically provided herein, the New Tranche 3 Options shall vest according to the following schedule:

(i)	40% on second anniversary of the New Grant Date;

(ii)	20% on third anniversary of the New Grant Date;

(iii)	20% on fourth anniversary of the New Grant Date; and

(iv)	20% on the fifth anniversary of the New Grant Date.

All Options shall become exercisable in the event of a Change of Control (as defined in the Stockholders Agreement).

(b)
Exercisability of Option .  Subject to the terms of the Plan, Options may be exercised in whole or in part at any time following such time as such Option vests.  The latest date on which an Option may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.  For the avoidance of doubt the Option may only be exercised for whole Units and not any individual component shares thereof.

4. Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Employee or by his or her executor or administrator or by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan.

5. Cessation of Employment.  Unless the Administrator determines otherwise, the following will apply if the Employee’s Employment ceases:

(a)	Options that have not vested will terminate immediately.

(b)
Units that were issued upon an exercise of the Option (including Units issued upon exercise of Options contemplated by clause (c) below) will be subject to the call options described in Sections 5 of the Stockholders Agreement.

(c)
Subject to the terms of Section 6(a)(3) of the Plan, the vested Options will remain exercisable for the shorter of (i) a period of 60 days or (ii) the period ending on the Final Exercise Date, and will thereupon terminate.

6. Share Restrictions, etc.  The Employee’s rights with respect to the Option and shares of Stock issued upon exercise of the Option are subject to the restrictions and other provisions contained in the Plan and the Stockholders Agreement in addition to such other restrictions, if any, as may be imposed by law.  In the event of a conflict between the Plan and the Stockholders Agreement, the Stockholders Agreement shall control.

7. Legends, Retention of Shares, etc.  Shares of  Stock comprising Units issued upon exercise of the Option shall bear such legends as are required by the Stockholders Agreement and as may be determined by the Administrator prior to issuance.  Unvested Units purchased by the Employee upon an exercise of the Option may be retained by the Company until such Units vest.

8. Transfer of Option. This Option is not transferable by the Employee other than in accordance with the Stockholders Agreement.

9. Effect on Employment.  Neither the grant of this Option, nor the issuance of Units upon exercise of this Option shall give the Employee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline the Employee at any time or affect any right of Employee to terminate his employment at any time.

10. Certain Important Tax Matters.  The Employee expressly acknowledges that the Employee’s rights hereunder, including the right to be issued Units upon exercise of Options, are subject to the Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld.  The Employee also authorizes the Company or its subsidiaries to withhold such amount from any amounts otherwise owed to the Employee.

11. Provisions of the Plan.  This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Employee.  By exercising all or any part of this Option, the Employee agrees to be bound by the terms of the Plan and this Option.  In the event of any conflict between the terms of this Option and the Plan, the terms of this Option shall control.

12. Non-Compete, Non-Solicitation.

(a)
In further consideration of the Award granted to Employee hereunder, Employee acknowledges and agrees that during the course of Employee’s employment with the Company and its subsidiaries Employee shall become familiar, and during Employee’s employment with the predecessors of the Company and its subsidiaries, Employee has become familiar, with the Company’s trade secrets and with other confidential information and that Employee’s services have been and shall be of special, unique and extraordinary value to the Company and its subsidiaries, and therefore, Employee agrees that, during his or her employment with the Company and, if the Employee terminates his or her employment with the Company for any reason, for a period of one year thereafter (the “Non-Compete Period”), Employee shall not directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant or otherwise) own any interest in, operate, invest in, manage, control, participate in, consult with, render services for (alone or in association with any person or entity), in any manner engage in any business activity on behalf of a Competing Business within any geographical area in which the Company or its subsidiaries currently operates or plans to operate.  Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.  For purposes of this paragraph, “Competing Business” means each of the following entities, together with their respective subsidiaries and affiliates: TJ Maxx, Marshall’s, Ross Stores, Steinmart, Century 21, Forman Mills, Schottenstein Stores and Daffy Dan’s.

(b)
During the Non-Compete Period, Employee shall not, directly or indirectly, and shall ensure that any person or entity controlled by Employee does not, (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) hire, directly or through another person, any person (whether or not solicited) who was an Employee of the Company or any subsidiary at any time within the one year period before Employee’s termination from employment, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, assist any Competing Business or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary (Employee understands that any person or entity that Employee contacted during the one year period prior to the date of Employee’s termination of employment for the purpose of soliciting sales from such person or entity shall be regarded as a “potential customer” of the Company and its subsidiaries as to whom the Company has a protectible proprietary interest) or (iv) make or solicit or encourage others to make or solicit directly or indirectly any defamatory statement or communication about the Company or any of its subsidiaries or any of their respective businesses, products, services or activities (it being understood that such restriction shall not prohibit truthful testimony compelled by valid legal process).

13. Enforcement.

(a)
Employee acknowledges and agrees that the Company entered into this Agreement in reliance on the provisions of Section 12 and the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business of the Company and its subsidiaries and other Confidential Information and goodwill of the Company and its subsidiaries to the extent and for the periods of time expressly agreed to herein.  Employee acknowledges and agrees that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Employee by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and its subsidiaries now existing or to be developed in the future.  Employee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

(b)	Notwithstanding any provision to the contrary herein, the Company or its subsidiaries may pursue, at its discretion, enforcement of Section 11 in any court of competent jurisdiction (each, a “Court”).

(c)
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  More specifically, if any Court determines that any of the covenants set forth in Section 12 are overbroad or unreasonable under applicable law in duration, geographical area or scope, the parties to this Agreement specifically agree and authorize such Court to rewrite this Agreement to reflect the maximum duration, geographical area and/or scope permitted under applicable law.

(d)
Because Employee’s services are unique and because Employee has intimate knowledge of and access to confidential information and work product, the parties hereto agree that money damages would not be an adequate remedy for any breach of Section 12, and any breach of the terms of Section 11 would result in irreparable injury and damage to the Company and its subsidiaries for which the Company and its subsidiaries would have no adequate remedy at law.  Therefore, in the event of a breach or threatened breach of Section 11, the Company or its successors or assigns, in addition to any other rights and remedies existing in their favor at law or in equity, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a Court in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), without having to prove damages.  The terms of this Section 13 shall not prevent the Company or any of its subsidiaries from pursuing any other available remedies for any breach or threatened breach of this Agreement, including the recovery of damages from Employee.

14. Effect of Amendment.  Except as specifically modified hereby, the terms and conditions of the Original Agreement shall remain in full force and effect.

15. General.  For purposes of this Option and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Employee and any transferee.

Furthermore, by acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a Manager (and to the extent the undersigned is not already a party thereto, the undersigned shall execute a joinder thereto in form and substance acceptable to the Company).  The Option and shares of Stock comprising Units issued upon exercise of the Option will be treated as Management Shares under the Stockholders Agreement.

In Witness Whereof, the undersigned Company and Employee each have executed this Amendment to Non-Qualified Stock Option Agreement as of the ___ day of __________, 2009.

The Company:	BURLINGTON COAT FACTORY HOLDINGS, INC.

By: ____________________________
Name:
Title:

The Employee:
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